UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2005

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, 2005, the Board of Directors of SRA International, Inc. (the “Company”) appointed Gail R. Wilensky and Renato A. DiPentima, President and CEO of the Company, to the Board of Directors to fill the vacancies created by the expansion of the Board from nine members to eleven members. The Board has determined that Dr. Wilensky qualifies as an “independent director” within the meaning of Section 303A of the New York Stock Exchange listing standards. There were no arrangements or understandings pursuant to which Dr. Wilensky or Dr. DiPentima were appointed as directors, and there are no related party transactions between the Company and Dr. Wilensky or Dr. DiPentima. Dr. Wilensky and Dr. DiPentima have not at this time been appointed to any committees of the Board.

A copy of the press release, dated December 23, 2005, announcing the election of Dr. Wilensky and Dr. DiPentima to the Board is attached hereto as Exhibit 99.1.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated December 23, 2005, announcing the election of Gail R. Wilensky and Renato A. DiPentima to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: December 23, 2005	/s/ CHARLES G. CROTTY
Charles G. Crotty
Vice President and Director, Corporate Compliance